As filed with the Securities and Exchange Commission on July 14, 2011

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

HOMEFED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

33-0304982
(I.R.S. Employer Identification No.)

1903 Wright Place, Suite 220
Carlsbad, California 92008
(Address of Principal Executive Offices)

HomeFed Corporation Amended and Restated 1999 Stock Incentive Plan
(Full Title of Plan)

Paul J. Borden
President
HomeFed Corporation
1903 Wright Place, Suite 220
Carlsbad, California 92008
(Name and address of agent for service)

(760) 918-8200
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Andrea A. Bernstein, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ x ]
Non-accelerated filer [ ]	Smaller reporting company [ ]

Title of Securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	400,000 shares (2)	$21.38(3)	$8,552,000.00(3)	$992.89(3)

(1)
This registration statement also covers an indeterminate number of shares of common stock that may be issued by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416(a) of the Securities Act of 1933 (the “Securities Act”).

(2)
Represents additional common shares of Homefed Corporation reserved for issuance pursuant to the Registrant’s Amended and Restated 1999 Stock Option Plan (the “Plan”) as a result of amendments to the Plan approved by the shareholders of Homefed Corporation on July 9, 2003 and August 24, 2004.  Certain shares available for issuance under the Plan were initially registered on Form S-8 filed with the Securities and Exchange Commission on July 25, 2002 (Registration No. 333-97079).

(3)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the shares of common stock as reported on the consolidated transaction reporting system on July 11, 2011.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 400,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of HomeFed Corporation, a Delaware corporation (the “Company” or “HomeFed” or the “Registrant”) to be issued pursuant to the Registrant’s Amended and Restated 1999 Stock Incentive Plan.  Accordingly, the contents of the earlier registration statement on Form S-8 (File No. 333-97079) filed with the United States Securities and Exchange Commission (the “Commission”) on July 25, 2002 are incorporated by reference in this Registration Statement to the extent not modified hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed by HomeFed with the SEC (File No. 1-10153) and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering are incorporated by reference:

(i)	the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on Form 10-K dated February 17, 2011;

(ii)	the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed on Form 10-Q dated April 28, 2011;

(iii)
all other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above; and

(iv)
the amended and restated description of Homefed’s Common Stock contained in Homefed’s Current Report on Form 8-K filed on July 14, 2011, including any amendment or report filed for the purpose of updating the description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the SEC of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this registration statement from and after the filing of such Annual Report.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement.  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.     Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index hereto as set forth on page 6.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 14th day of July 2011.

HOMEFED CORPORATION

/s/ Erin N. Ruhe
Erin N. Ruhe
Vice President, Treasurer and Controller

POWER OF ATTORNEY

We, the undersigned officers and directors of HomeFed Corporation, hereby severally constitute and appoint Paul J. Borden and Erin N. Ruhe, and each of them singly, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for us and in our name in the capacities indicated below, any and all amendments to this registration statement on Form S-8 filed by HomeFed Corporation with the United States Securities and Exchange Commission (the “SEC”), and generally to do all such things in our name and behalf in such capacities to enable HomeFed Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph S. Steinberg	Chairman of the Board and Director	July 14, 2011
Joseph S. Steinberg

/s/ Paul J. Borden	President and Director (Principal Executive Officer)	July 14, 2011
Paul J. Borden

/s/ Erin N. Ruhe	Vice President and Controller (Principal Financial and Accounting Officer)	July 14, 2011
Erin N. Ruhe

/s/ Patrick D. Bienvenue	Director	July 14, 2011
Patrick D. Bienvenue

/s/ Timothy M. Considine	Director	July 14, 2011
Timothy M. Considine

/s/ Ian M. Cumming	Director	July 14, 2011
Ian M. Cumming

/s/ Michael A. Lobatz	Director	July 14, 2011
Michael A. Lobatz

Exhibit No.	Description

4.1
Restated Certificate of Incorporation, as restated July 3, 1995 of the Company (incorporated by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 1995).*

4.2	By-laws of the Company as amended through December 14, 1999 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999).*

4.3
Amendment to Amended and Restated Bylaws of the Company, dated July 10, 2002 (incorporated by reference to Exhibit 3.3 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2002).*

4.4
Certificate of Amendment of the Certificate of Incorporation of the Company, dated July 10, 2002 (incorporated by reference to Exhibit 3.4 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2002).*

4.5
Certificate of Amendment of the Certificate of Incorporation of the Company, dated July 10, 2003 (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “2003 10-K”)).*

4.6	Certificate of Amendment of the Certificate of Incorporation of the Company, dated July 10, 2003 (incorporated by reference to Exhibit 3.6 to the Company’s 2003 10-K).*
4.7
Certificate of Amendment of the Certificate of Incorporation of the Company, dated August 2, 2010 (incorporated by reference to Exhibit 3.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010).*

5.1	Opinion of Weil, Gotshal & Manges LLP.**

23.1	Consent of PricewaterhouseCoopers LLP.**

23.2	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).**

24.1	Power of Attorney (included in the signature pages of this registration statement).**

99.1	Amended and Restated 1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to the 2010 10-K).*

*	Incorporated by reference.
**	Filed herewith.